Exhibit 23.1 - Consent of Chisholm Bierwolf Nilson, Certified Public Accountants

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

March 4, 2009

Board of Directors

Mandarin Venture Equity, Inc.

Vancouver, Canada

We hereby consent to the use in this Registration Statement on Form S-1(Amendment No. 3) of our report dated December 2, 2008, relating to the financial statements of Mandarin Venture Equity, Inc., a Nevada Corporation, for the periods ended March 31, 2008 and 2007 which appears in such Registration Statement.

Sincerely,

/s/Chisholm, Bierwolf & Nilson

Chisholm, Bierwolf & Nilson, LLC